Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES THIRD-QUARTER FINANCIAL AND OPERATIONAL RESULTS

•	Reported global production of 542,000 barrels of oil equivalent (boe) per day.

•	Delivered onshore North American production of 306,000 boe per day and raised 2015 guidance to 307,000 to 309,000 boe per day, a more than 2 percent pro forma increase over 2014.

•	Achieved international and offshore production growth of 5 percent sequentially, averaging 180,000 boe per day (adjusted for divestitures, Egypt tax barrels and noncontrolling interest), and raised 2015 guidance to 172,000 to 174,000 boe per day, a 10 to 12 percent pro forma increase over 2014.

•	Realized significant exploration success in the U.K. North Sea with discoveries representing estimated net reserves of 50 million to more than 70 million boe.

HOUSTON, Nov. 5, 2015 – Apache Corporation (NYSE, Nasdaq: APA) today announced a third-quarter 2015 net loss of $5.7 billion, or $14.95 per diluted common share, which includes an after-tax ceiling test write down of $3.7 billion resulting from current low commodity price levels and a $1.5 billion charge related to an increase in the valuation allowance on deferred tax assets. When adjusted for these and certain additional items that impact the comparability of results, Apache’s third-quarter net loss totaled $21 million, or $0.05 per share. Net cash provided by continuing operating activities was approximately $835 million and adjusted EBITDA from continuing operations was $830 million.

“Apache continues to demonstrate resiliency in today’s low commodity price environment,” said John J. Christmann, IV, Apache’s chief executive officer and president. “Our third-quarter production volumes once again exceeded expectations and continue to do so on a significantly lower capital program. This is a testament to the quality of our assets and the efforts of our teams in every region. We have made significant improvements in our capital investment process, and we are relentlessly focused on improving capital efficiency. We are also seeing great progress on our costs, as both operating and G&A are down considerably since the end of last year.”

APACHE CORPORATION ANNOUNCES THIRD-QUARTER FINANCIAL AND OPERATIONAL RESULTS

— PAGE 2 of 8

Debt and liquidity

After paying down $900 million of long-term debt in the third quarter, the company reported debt of $8.8 billion as of Sept. 30, 2015. Apache has no maturities before 2018 and only $700 million of debt maturing before 2021. The company has access to available liquidity of more than $5 billion, including cash on hand and available borrowing capacity under its committed credit facility of $3.5 billion. The credit facility matures in June 2020 and supports a commercial paper program of the same size. Since the end of the third quarter, Apache has signed agreements to sell certain non-upstream assets for cash proceeds of approximately $500 million, further strengthening the company’s cash position and financial flexibility.

Capital expenditures and capital guidance update

Apache’s financial strength and liquidity are sustained through disciplined capital budgeting. The 2015 capital program has been significantly reduced from 2014 levels. Capital expenditures in the third quarter (excluding leasehold acquisitions, capitalized interest, Egypt noncontrolling interest, and spending on divested LNG and associated assets) were $762 million, down 16 percent from the second quarter. For the first nine months of the year, they totaled $2.9 billion, and the company remains on track to spend within its guidance range.

Third-quarter operational highlights

Apache operated an average of 28 rigs worldwide and drilled 111 gross operated wells, 92 of which were North American onshore. Highlights across Apache’s operating regions include:

•	Permian – Apache operated 10 rigs in the Permian and completed 65 gross operated wells during the third quarter, up from 53 well completions in the second quarter. Production averaged 170,000 boe per day, only 1 percent lower than the second quarter despite significant planned and unplanned facilities downtime.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER FINANCIAL AND OPERATIONAL RESULTS

— PAGE 3 of 8

•	Delaware Basin – Apache averaged four rigs and targeted the Bone Spring and Wolfcamp formations in the Pecos Bend and Waha areas. The company completed 22 wells using only one frac crew, and completed well costs continue to decline significantly, now averaging below $5-million.

•	Midland Basin – Apache averaged three rigs during the quarter, all targeting its southern Midland focus areas in Midland, Upton, Reagan and Glasscock counties. The company completed 25 wells during the quarter and directed its drilling activity primarily to Wolfcamp and Spraberry targets in the Wildfire area of Midland County and in the Powell Miller area of northern Reagan County. Completion costs in the Barnhart area, where 17 wells remain to be completed, have dropped 44 percent to approximately $2.7 million due to a combination of price decreases and significant design changes.

•	Central Basin Platform/NW Shelf – Apache averaged three rigs during the quarter, two of which were targeting the Yeso formation in its Cedar Lake play in Eddy County, where completed well costs have decreased nearly 50 percent since late 2014. Two notable wells, the Hummingbird #1H and #2H, were drilled and placed on production at average 30-day rates of 816 boe per day and 722 boe per day, respectively. With average completed well costs of only $2.6 million, these wells are expected to deliver very strong rates of return.

•	Mid-continent (formerly Central) – During the quarter, Apache continued to operate two rigs in the Mid-continent, where it primarily targeted the Woodford/SCOOP and Marmaton plays. The company brought online two notable wells, one each in the Marmaton and Woodford plays. The Apache 21-11-21 targeting the Marmaton produced at an average 30-day rate of 1,686 boe per day, and the Truman 28-6-6 #1H targeting the Woodford produced an average 30-day rate of 1,949 boe per day.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER FINANCIAL AND OPERATIONAL RESULTS

— PAGE 4 of 8

•	Gulf Coast (Eagle Ford) – Apache primarily focused on optimizing well completions in Area A of its Eagle Ford position. Eight wells were completed and placed on production during the quarter, with average 30-day rates that are in line with the company’s published type curve. Late in the third quarter, after successfully improving the production rates and cost efficiencies in Area A, Apache resumed drilling with one rig.

•	Canada – The company is primarily focused on advancing its programs in the liquids-rich Duvernay and Montney plays. In the Duvernay, Apache placed its first well pad online in October and achieved strong test results from seven wells that averaged 2,188 boe per day per well. During the upcoming drilling season, Apache is planning to run up to two rigs in the Duvernay and one in the Montney.

•	Egypt – Gross production was up 4 percent sequentially on strong drilling results in the Ptah and Berenice oil fields. During the quarter, these fields generated peak production of more than 26,000 boe per day. This performance, coupled with other recent successful exploration and development wells, have enabled the company to exceed its prior peak gross production rate from early 2012. As a result, Apache became the largest oil and natural gas producer in Egypt on a gross operated basis during the third quarter.

•	North Sea – Production increased 6 percent, or more than 4,200 boe compared to the second quarter of 2015. The increase was driven by strong contribution from new wells and record third-quarter production efficiency, or uptime, of 92 percent. Apache recently announced two exploratory discoveries in the Beryl Area, along with a large exploratory discovery at its Seagull prospect, which lies 50 miles south of the Forties field. These discoveries, coupled with other recent drilling successes, are estimated to ultimately increase net reserves by 50 million to more than 70 million barrels of oil equivalent, or almost half the proved reserves booked in the region as of 2014 year-end.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER FINANCIAL AND OPERATIONAL RESULTS

— PAGE 5 of 8

2015 outlook and guidance update

Despite a significantly reduced capital program, production volumes have shown tremendous resiliency; as a result, Apache is again raising 2015 production-guidance ranges. The company is increasing its full-year 2015 North American onshore production guidance to a range of 307,000 to 309,000 boe per day, which is up from prior guidance of 305,000 to 308,000 boe per day. On a pro forma basis, this represents more than 2 percent year-over-year growth. Internationally, Apache delivered strong third-quarter production growth through record production efficiency in the North Sea, sustained solid base performance and better-than-expected contributions from new wells. These results enable the company to raise its full-year 2015 international and offshore pro forma production guidance to 172,000 to 174,000 boe per day, up from a previous range of 164,000 to 168,000 boe per day. This represents substantial year-over-year growth of 10 to 12 percent.

“2015 has been a year of tremendous change and progress for Apache,” Christmann remarked. “In addition to significantly improving our operational efficiencies, we have established a portfolio of leading positions in areas where we have best-in-class operating capabilities and a financial foundation that provides the strength and flexibility to take full advantage of a potentially lower-for-longer commodity cycle.

“As we turn to 2016, prudent capital allocation will continue to be our primary focus as we strive to spend within cash flows, enhance our returns and grow value for our shareholders. Longer-term, we have great confidence in the potential inherent in our portfolio. Our extensive, high-quality position in North American resource plays will continue to be the driver of our long-term growth. Our recent

APACHE CORPORATION ANNOUNCES THIRD-QUARTER FINANCIAL AND OPERATIONAL RESULTS

— PAGE 6 of 8

exploration successes in the North Sea and Egypt demonstrate the quality of our international assets and underpin their potential to sustain free cash flows for an extended period of time. It has been an extensive effort, and there is still more to do, but Apache is well-positioned for the future.”

Conference call

Apache Corporation (NYSE, Nasdaq: APA) will host a conference call Thursday, Nov. 5, 2015, to discuss its third-quarter 2015 financial results. The call will begin at 1 p.m. Central time (2 p.m. Eastern time). To access the live audio webcast, please visit Apache’s website at www.apachecorp.com.

A replay of the conference call will be available for seven days following the call. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 31407581.

Sign up for email alerts to be reminded of the webcast at http://investor.apachecorp.com/alerts.cfm.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDA, and net debt (non-GAAP financial measures) to GAAP measures and information regarding pro forma production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google Play Store.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER FINANCIAL AND OPERATIONAL RESULTS

— PAGE 7 of 8

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting standards (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDA, and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2014 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this earnings release operations supplement, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor:	(281) 302-2286 Gary Clark

APACHE CORPORATION ANNOUNCES THIRD-QUARTER FINANCIAL AND OPERATIONAL RESULTS

— PAGE 8 of 8

Media:	(713) 296-7189 Castlen Kennedy
(713) 296-7276 Rory Sweeney

Website:	www.apachecorp.com

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES AND OTHER:
Oil revenues	$1,213	$2,553	$4,092	$7,995
Gas revenues	309	451	904	1,516
NGL revenues	50	177	166	532

Oil and gas production revenues	1,572	3,181	5,162	10,043
Derivative instrument gains (losses), net	—	273	—	79
Other	(76)	(13)	(59)	(4)

	1,496	3,441	5,103	10,118

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	829	1,086	2,751	3,182
Additional	5,721	1,562	18,757	1,765
Other assets	79	87	245	246
Asset retirement obligation accretion	37	39	109	115
Lease operating expenses	450	588	1,398	1,696
Gathering and transportation	58	67	163	203
Taxes other than income	104	124	232	482
Impairments	367	—	367	—
General and administrative	86	111	279	332
Transaction, reorganization & separation costs	—	34	120	66
Financing costs, net	107	60	240	157

	7,838	3,758	24,661	8,244

INCOME (LOSS) BEFORE INCOME TAXES	(6,342)	(317)	(19,558)	1,874
Current income tax provision	(84)	228	496	968
Deferred income tax provision (benefit)	(707)	540	(5,167)	684

INCOME (LOSS) FROM CONTINUING OPS INCLUDING NONCONTROLLING INTEREST	(5,551)	(1,085)	(14,887)	222
Income (Loss) from discontinued operations, net of tax	(95)	(156)	(959)	(516)

INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(5,646)	(1,241)	(15,846)	(294)
Net income attributable to noncontrolling interest	9	89	60	295

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(5,655)	$(1,330)	$(15,906)	$(589)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS
Net income (loss) from continuing operations attributable to common shareholders	$(5,560)	$(1,174)	$(14,947)	$(73)
Net income (loss) from discontinued operations	(95)	(156)	(959)	(516)

Net income (loss) attributable to common shareholders	$(5,655)	$(1,330)	$(15,906)	$(589)

BASIC NET INCOME (LOSS) PER COMMON SHARE:
Basic net income (loss) from continuing operations per share	$(14.70)	$(3.08)	$(39.58)	$(0.19)
Basic net income (loss) from discontinued operations per share	(0.25)	(0.42)	(2.54)	(1.33)

Basic net income (loss) per share	$(14.95)	$(3.50)	$(42.12)	$(1.52)

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Diluted net income (loss) from continuing operations per share	$(14.70)	$(3.08)	$(39.58)	$(0.19)
Diluted net income (loss) from discontinued operations per share	(0.25)	(0.42)	(2.54)	(1.33)

Diluted net income (loss) per share	$(14.95)	$(3.50)	$(42.12)	$(1.52)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	378	381	378	387
Diluted	378	381	378	387

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.75	$0.75

APACHE CORPORATION

PRODUCTION INFORMATION

				% Change
	3Q15	2Q15	3Q14	3Q15 to 2Q15	3Q15 to 3Q14	YTD 2015	YTD 2014
OIL VOLUME—Barrels per day
Permian	93,048	97,814	91,844	-5%	1%	95,103	90,249
MidContinent/Gulf Coast Region	21,486	24,431	35,789	-12%	-40%	24,052	33,816
Canada	14,795	15,791	17,672	-6%	-16%	15,812	17,748

N.A. Onshore	129,329	138,036	145,305	-6%	-11%	134,967	141,813
Gulf of Mexico	5,878	5,453	5,980	8%	-2%	5,739	6,386
GOM Shelf	—	—	—	—	—	—	224
Egypt (1)	91,132	99,975	87,499	-9%	4%	94,356	88,076
North Sea	58,330	58,873	55,247	-1%	6%	59,622	58,636

International & GOM (1)	155,340	164,301	148,726	-5%	4%	159,717	153,322

Total (1)	284,669	302,337	294,031	-6%	-3%	294,684	295,135

TOTAL LIQUIDS—Barrels per day
Permian	128,973	133,043	125,674	-3%	3%	128,178	119,702
MidContinent/Gulf Coast Region	39,808	43,623	62,675	-9%	-36%	42,786	60,498
Canada	21,235	21,616	23,053	-2%	-8%	21,853	24,097

N.A. Onshore	190,016	198,282	211,402	-4%	-10%	192,817	204,297
Gulf of Mexico	6,582	5,976	6,905	10%	-5%	6,331	7,360
GOM Shelf	—	—	71	—	NM	—	278
Egypt (1)	92,128	101,189	88,225	-9%	4%	95,436	88,692
North Sea	59,770	59,699	56,541	0%	6%	60,675	59,887

International & GOM (1)	158,480	166,864	151,742	-5%	4%	162,442	156,217

Total (1)	348,496	365,146	363,144	-5%	-4%	355,259	360,514

NATURAL GAS VOLUME—Mcf per day
Permian	246,141	234,379	216,804	5%	14%	232,603	215,289
MidContinent/Gulf Coast Region	179,578	192,219	343,153	-7%	-48%	189,823	354,409
Canada	270,027	282,971	300,803	-5%	-10%	280,120	331,470

N.A. Onshore	695,746	709,569	860,760	-2%	-19%	702,546	901,168
Gulf of Mexico	19,520	20,190	19,109	-3%	2%	20,224	19,379
GOM Shelf	—	—	122	—	NM	—	488
Egypt (1)	365,552	405,544	377,838	-10%	-3%	378,367	374,384
North Sea	81,392	56,367	50,647	44%	61%	62,848	50,209

International & GOM (1)	466,464	482,101	447,716	-3%	4%	461,439	444,460

Total (1)	1,162,210	1,191,670	1,308,476	-2%	-11%	1,163,985	1,345,628

BOE per day
Permian	169,997	172,106	161,808	-1%	5%	166,945	155,583
MidContinent/Gulf Coast Region	69,737	75,661	119,867	-8%	-42%	74,423	119,567
Canada	66,239	68,778	73,187	-4%	-9%	68,541	79,341

N.A. Onshore	305,973	316,545	354,862	-3%	-14%	309,909	354,491
Gulf of Mexico	9,835	9,340	10,090	5%	-3%	9,701	10,589
GOM Shelf	—	—	92	—	NM	—	360
Egypt (1, 2)	153,054	168,779	151,198	-9%	1%	158,498	151,090
North Sea	73,335	69,094	64,982	6%	13%	71,149	68,255

International & GOM (1)	236,224	247,213	226,362	-4%	4%	239,348	230,294

Total (1)	542,197	563,758	581,224	-4%	-7%	549,257	584,785

Total excluding noncontrolling interests	490,249	507,699	530,611	-3%	-8%	496,169	534,515

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	30,671	33,247	29,201			31,530	29,259
Gas (Mcf/d)	125,657	134,445	127,020			127,186	124,836
NGL (b/d)	334	404	242			360	205

(2) Egypt Gross Production—BOE per day	362,073	349,398	345,708	4%	5%	351,812	349,843

Discontinued Operations:
Oil (b/d)	—	9,849	22,014			10,175	20,086
Gas (Mcf/d)	—	149,336	201,386			125,831	255,762
NGL (b/d)	—	—	—			—	424
BOE/d	—	34,738	55,578			31,146	63,138

APACHE CORPORATION

PRO FORMA PRODUCTION INFORMATION

Pro forma production excludes certain items that management believes affect the comparability of operating results for the periods presented. Pro forma production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses pro forma production to evaluate the company's operational trends and performance and believes it is useful to investors and other third parties.

				% Change
	3Q15	2Q15	3Q14	3Q15 to 2Q15	3Q15 to 3Q14	YTD 2015	YTD 2014
OIL VOLUME—Barrels per day
Permian	93,048	97,814	91,844	-5%	1%	95,103	90,249
MidContinent/Gulf Coast Region	21,441	24,452	22,639	-12%	-5%	24,036	20,509
Canada	14,795	15,776	17,657	-6%	-16%	15,789	17,629

N.A. Onshore	129,284	138,042	132,140	-6%	-2%	134,928	128,387

Gulf of Mexico	5,878	5,453	5,980	8%	-2%	5,739	6,386
Egypt	56,972	54,854	44,372	4%	28%	55,470	43,804
North Sea	58,330	58,164	53,287	0%	9%	58,765	55,774

International & GOM	121,180	118,471	103,639	2%	17%	119,974	105,964

Total	250,464	256,513	235,779	-2%	6%	254,902	234,351

TOTAL LIQUIDS—Barrels per day
Permian	128,973	133,043	125,674	-3%	3%	128,178	119,702
MidContinent/Gulf Coast Region	39,763	43,531	40,038	-9%	-1%	42,742	37,153
Canada	21,238	21,575	23,040	-2%	-8%	21,819	23,353

N.A. Onshore	189,974	198,149	188,752	-4%	1%	192,739	180,208

Gulf of Mexico	6,582	5,976	6,905	10%	-5%	6,331	7,360
Egypt	57,597	55,519	44,749	4%	29%	56,104	44,124
North Sea	59,770	58,966	54,506	1%	10%	59,794	56,860

International & GOM	123,949	120,461	106,160	3%	17%	122,229	108,344

Total	313,923	318,610	294,912	-1%	6%	314,968	288,552

NATURAL GAS VOLUME—Mcf per day
Permian	246,141	234,380	216,804	5%	14%	232,603	215,289
MidContinent/Gulf Coast Region	179,980	192,678	188,367	-7%	-4%	190,535	182,746
Canada	269,774	282,651	297,426	-5%	-9%	279,257	291,952

N.A. Onshore	695,895	709,709	702,597	-2%	-1%	702,395	689,987

Gulf of Mexico	19,520	20,190	19,109	-3%	2%	20,224	19,383
Egypt	238,104	233,095	192,484	2%	24%	231,636	189,054
North Sea	81,392	55,489	48,104	47%	69%	62,186	45,470

International & GOM	339,016	308,774	259,697	10%	31%	314,046	253,907

Total	1,034,911	1,018,483	962,294	2%	8%	1,016,441	943,894

BOE per day
Permian	169,997	172,106	161,808	-1%	5%	166,945	155,583
MidContinent/Gulf Coast Region	69,771	75,643	71,433	-8%	-2%	74,497	67,611
Canada	66,190	68,684	72,612	-4%	-9%	68,362	72,011

N.A. Onshore	305,958	316,433	305,853	-3%	0%	309,804	295,205

Gulf of Mexico	9,835	9,340	10,090	5%	-3%	9,701	10,590
Egypt	97,281	94,368	76,830	3%	27%	94,710	75,632
North Sea	73,335	68,214	62,522	8%	17%	70,159	64,438

International & GOM	180,451	171,922	149,442	5%	21%	174,570	150,660

Total	486,409	488,355	455,295	0%	7%	484,374	445,865

APACHE CORPORATION

PRICE INFORMATION

	3Q15	2Q15	3Q14	YTD 2015	YTD 2014
AVERAGE OIL PRICE PER BARREL
Permian	$44.87	$53.77	$88.71	$47.78	$92.22
MidContinent/Gulf Coast Region	42.67	53.86	96.70	47.49	98.19
Canada	40.07	52.22	85.43	44.00	89.45
N.A. Onshore	43.98	53.56	90.30	47.28	93.32
Gulf of Mexico	45.30	57.69	97.86	49.42	100.74
Egypt	47.84	60.83	100.06	53.86	105.50
North Sea	49.46	64.03	95.80	54.42	104.13
Total	46.34	58.09	94.38	50.87	99.23

AVERAGE NATURAL GAS PRICE PER MCF
Permian	$2.61	$2.24	$3.79	$2.43	$4.35
MidContinent/Gulf Coast Region	2.49	2.37	4.04	2.58	4.58
Canada	2.39	2.34	4.04	2.44	4.22
N.A. Onshore	2.46	2.31	3.97	2.45	4.41
Gulf of Mexico	2.75	2.61	3.50	2.76	4.31
Egypt	2.87	2.91	2.91	2.90	2.96
North Sea	6.41	7.35	6.10	6.95	8.06
Total	2.89	2.73	3.75	2.84	4.13

AVERAGE NGL PRICE PER BARREL
Permian	$8.51	$10.28	$27.29	$10.00	$28.86
MidContinent/Gulf Coast Region	7.47	9.67	24.93	9.05	27.03
Canada	3.23	4.41	33.50	6.12	36.40
N.A. Onshore	7.63	9.52	26.83	9.29	28.84
Gulf of Mexico	11.44	14.72	34.44	13.12	32.67
Egypt	27.04	28.82	52.80	30.62	56.57
North Sea	25.61	30.94	59.47	26.76	66.18
Total	8.38	10.21	27.84	10.01	29.78

Discontinued Operations:
Oil price ($/Bbl)	$—	$63.60	$98.82	$49.76	$103.57
Gas price ($/Mcf)	—	3.88	4.70	4.07	4.24
NGL price ($/Bbl)	—	—	—	—	24.57

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(Unaudited)

(In millions)

	September 30, 2015	December 31, 2014
Cash and Cash Equivalents	$1,655	$769
Assets Held for Sale	79	1,628
Other Current Assets	2,345	4,018
Property and Equipment, net	22,377	48,076
Goodwill	87	87
Other Assets	1,269	1,374

Total Assets	$27,812	$55,952

Current Liabilities	$2,167	$3,664
Long-Term Debt	8,777	11,245
Deferred Credits and Other Noncurrent Liabilities	4,896	12,906
Apache Shareholders' Equity	9,809	25,937
Noncontrolling interest	2,163	2,200

Total Liabilities and Shareholders' Equity	$27,812	$55,952

Common shares outstanding at end of period	378	377

% of total debt-to-capitalization	42%	29%

APACHE CORPORATION

SUMMARY OF COSTS INCURRED AND GTP CAPITAL INVESTMENTS

(Unaudited)

(In millions)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Costs Incurred in Oil and Gas Property:
Acquisitions
Proved	$2	$98	$2	$103
Unproved	124	429	252	552
Exploration and Development	860	2,538	3,301	7,524

	986	3,065	3,555	8,179

GTP Capital Investments:
GTP Facilities	13	300	273	1,022

Total Costs Incurred and GTP Capital Investments	$999	$3,365	$3,828	$9,201

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings

Adjusted earnings and adjusted earnings per share are non-GAAP financial measures. Adjusted earnings generally exclude certain items that management believes affect the comparability of operating results or are not related to Apache’s ongoing operations. Management uses adjusted earnings to evaluate the company's operational trends and performance relative to other oil and gas companies. Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Income (Loss) Attributable to Common Stock (GAAP)	$(5,655)	$(1,330)	$(15,906)	$(589)

Adjustments:
Oil & gas property write-downs, net of tax	3,716	1,002	12,155	1,079
Tax adjustments (1)	1,472	821	2,229	816
Discontinued operations, net of tax	95	156	959	516
Impairments, net of tax	300	—	300	—
Transaction, reorganization & separation costs, net of tax	—	22	78	43
Contract termination charges, net of tax	26	18	54	27
Loss on extinguishment of debt, net of tax	25	—	25	—
Unrealized commodity derivative mark-to-market, net of tax	—	(202)	—	(220)

Adjusted Earnings (Non-GAAP)	$(21)	$487	$(106)	$1,672

Net Income (Loss) per Common Share—Diluted (GAAP)	$(14.95)	$(3.50)	$(42.12)	$(1.52)

Adjustments:
Oil & gas property write-downs, net of tax	9.83	2.62	32.18	2.78
Tax adjustments (1)	3.89	2.14	5.90	2.10
Discontinued operations, net of tax	0.25	0.42	2.54	1.33
Impairments, net of tax	0.79	—	0.79	—
Transaction, reorganization & separation costs, net of tax	—	0.06	0.21	0.11
Contract termination charges, net of tax	0.07	0.05	0.15	0.07
Loss on extinguishment of debt, net of tax	0.07	—	0.07	—
Unrealized commodity derivative mark-to-market, net of tax	—	(0.52)	—	(0.57)

Adjusted Earnings Per Share—Diluted (Non-GAAP)	$(0.05)	$1.27	$(0.28)	$4.30

Total income tax provision (GAAP)	$(791)	$768	$(4,671)	$1,652

Adjustments:
Tax impact on oil & gas property write-downs	2,005	560	6,602	686
Tax impact on impairments	67	—	67	—
Tax impact on transaction, reorganization & separation costs	—	12	42	23
Tax impact on contract termination charges	15	9	30	15
Tax impact on extinguishment of debt	14	—	14	—
Tax impact on unrealized commodity derivative mark-to-market	—	(111)	—	(121)
Tax adjustments (1)	(1,472)	(821)	(2,229)	(816)

Adjusted total income tax provision	$(162)	$417	$(145)	$1,439

Adjusted Effective Tax Rate (Non-GAAP)	NM	42.0%	NM	42.3%

(1)	Tax adjustments are primarily related to valuation allowances associated with projected utilization of the Company's foreign tax credit carryforward. The valuation allowances were partially offset by $619 million in benefits for the North Sea tax rate change in the first quarter of 2015.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income (loss) before taxes to adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure. EBITDA is a widely accepted financial indicator of a company's ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. Adjusted EBITDA generally excludes certain items that management believes affect the comparability of operating results or are not related to Apache’s ongoing operations. Management uses adjusted EBITDA to evaluate the company's operational trends and performance relative to other oil and gas companies.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Income (loss) before income taxes	$(6,342)	$(317)	$(19,558)	$1,874

Adjustments:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	829	1,086	2,751	3,182
Additional	5,721	1,562	18,757	1,765
Other assets	79	87	245	246
Asset retirement obligation accretion	37	39	109	115
Impairments	367	—	367	—
Transaction, reorganization & separation costs	—	34	120	66
Financing costs, net	107	60	240	157
Contract termination charges	41	28	84	42
Unrealized commodity derivative mark-to-market	—	(314)	—	(341)
Less: net income attributable to noncontrolling interests	(9)	(89)	(60)	(295)

Adjusted EBITDA (Non-GAAP)	$830	$2,176	$3,055	$6,811

Reconciliation of debt to net debt

Net debt is a non-GAAP financial measure. Management uses net debt as a measure of the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivelents on hand.

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Current debt	$—	$—	$2,598	$—
Long-term debt	8,777	9,676	9,675	11,245

Total debt	8,777	9,676	12,273	11,245
Cash	1,655	2,950	229	769

Net debt	$7,122	$6,726	$12,044	$10,476